UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response. . . 5.0
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2013

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
TriMas Corporation (the “Corporation”) entered into an Underwriting Agreement (the “Underwriting Agreement”) dated as of February 27, 2013 by and among the Corporation, Heartland Industrial Associates, L.L.C. (“Heartland”) and Goldman, Sachs & Co. (as “Underwriter”), related to the sale by Heartland of an aggregate of 1,500,000 shares of the Corporation's common stock (the “Offering”). The Offering is being made pursuant to the Corporation's Registration Statement on Form S-3 (Registration No. 333-172525), which was previously filed with the Securities and Exchange Commission. The Corporation will not receive any of the proceeds from the sale of the shares of the Corporation's common stock by Heartland.
The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description is qualified in its entirety by reference to such exhibit.
Item 8.01  Other Events.
On February 27, 2013, the Corporation announced that Heartland agreed to sell 1,500,000 shares of the Corporation's common stock to Goldman, Sachs & Co. The Corporation will not receive any of the proceeds from the sale of the shares of the Corporation's common stock by Heartland and the total number of the outstanding shares of the Corporation's common stock will not change as a result of this offering.
The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Corporation under the Securities Act of 1933 or the Exchange Act.
Item 9.01  Financial Statements and Exhibits.
(d)     Exhibits. The following exhibits are furnished or filed, as applicable, herewith:

Exhibit No.	Description
1.1	Underwriting Agreement
99.1	Press Release dated February 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	March 5, 2013	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Secretary